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                                   EXHIBIT A-1
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                                  COPART, INC.

                             2001 STOCK OPTION PLAN

                       RESTRICTED STOCK PURCHASE AGREEMENT



         Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Purchase Agreement.

         WHEREAS the Purchaser named in the Notice of Grant (the "Purchaser") is a Service Provider and the Purchaser's continued participation is considered by the Company to be important for the Company's continued growth; and

         WHEREAS in order to give the Purchaser an opportunity to acquire an equity interest in the Company as an incentive for the Purchaser to participate in the affairs of the Company, the Administrator has granted to the Purchaser a Stock Purchase Right subject to the terms and conditions of the Plan and the Notice of Grant, which are incorporated herein by reference, and pursuant to this Restricted Stock Purchase Agreement (the "Agreement").

         NOW THEREFORE, the parties agree as follows:

1. SALE OF STOCK. The Company hereby agrees to sell to the Purchaser and the Purchaser hereby agrees to purchase shares of the Company's Common Stock (the "Shares"), at the per Share purchase price and as otherwise described in the Notice of Grant.

2. PAYMENT OF PURCHASE PRICE. The purchase price for the Shares may be paid by delivery to the Company at the time of execution of this Agreement of cash, a check, or some combination thereof.

3.       REPURCHASE OPTION.

         (a) In the event the Purchaser ceases to be a Service Provider for any or no reason (including death or disability) before all of the Shares are released from the Company's Repurchase Option (see Section 4), the Company shall, upon the date of such termination (as reasonably fixed and determined by the Company) have an irrevocable, exclusive option (the "Repurchase Option") for a period of sixty (60) days from such date to repurchase up to that number of shares which constitute the Unreleased Shares (as defined in Section 4) at the original purchase price per share (the "Repurchase Price"). The Repurchase Option shall be exercised by the Company by delivering written notice to the Purchaser or the Purchaser's executor (with a copy to the Escrow Holder) AND, at the Company's option, (i) by delivering to the Purchaser or the Purchaser's executor a check in the amount of the aggregate Repurchase Price, or (ii) by canceling an amount of the Purchaser's indebtedness to the Company equal to the aggregate Repurchase Price, or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals the aggregate

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Repurchase Price. Upon delivery of such notice and the payment of the aggregate
Repurchase Price, the Company shall become the legal and beneficial owner of the Shares being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Shares being repurchased by the Company.

         (b) Whenever the Company shall have the right to repurchase Shares hereunder, the Company may designate and assign one or more employees, officers, directors or shareholders of the Company or other persons or organizations to exercise all or a part of the Company's purchase rights under this Agreement and purchase all or a part of such Shares. If the Fair Market Value of the Shares to be repurchased on the date of such designation or assignment (the "Repurchase FMV") exceeds the aggregate Repurchase Price of such Shares, then each such designee or assignee shall pay the Company cash equal to the difference between the Repurchase FMV and the aggregate Repurchase Price of such Shares.

         4.   RELEASE OF SHARES FROM REPURCHASE OPTION.

         (A) [TWENTY PERCENT (20%) OF THE SHARES SHALL BE RELEASED FROM THE COMPANY'S REPURCHASE OPTION ONE YEAR AFTER THE DATE OF GRANT AND 1/60TH OF THE SHARES CUMULATIVELY AT THE END OF EACH MONTH THEREAFTER, SUCH THAT 100% OF THE SHARES SHALL BE RELEASED FROM THE COMPANY'S REPURCHASE OPTION FIVE (5) YEARS AFTER THE DATE OF GRANT PROVIDED THAT THE PURCHASER DOES NOT CEASE TO BE A SERVICE PROVIDER PRIOR TO THE DATE OF ANY SUCH RELEASE].

         (b) Any of the Shares that have not yet been released from the Repurchase Option are referred to herein as "Unreleased Shares."

         (c) The Shares that have been released from the Repurchase Option shall be delivered to the Purchaser at the Purchaser's request (see Section 6).

         [VESTING ACCELERATION ON CHANGE OF CONTROL:

         (D) IN ADDITION, FOLLOWING AN ASSUMPTION OR SUBSTITUTION OF THE STOCK PURCHASE RIGHT IN CONNECTION WITH A TRANSACTION THAT CONSTITUTES A CHANGE OF CONTROL AND IN THE EVENT OF A SUBSEQUENT "INVOLUNTARY TERMINATION" (AS DEFINED BELOW) OF PURCHASER WITHIN TWELVE (12) MONTHS OF SUCH CHANGE OF CONTROL, ALL OF THE COMPANY'S RIGHTS TO REPURCHASE RESTRICTED STOCK FROM THE PURCHASER UNDER THIS RESTRICTED STOCK PURCHASE AGREEMENT SHALL LAPSE IN ITS ENTIRETY ON AN ACCELERATED BASIS AS OF THE DATE IMMEDIATELY PRECEDING ANY SUCH "INVOLUNTARY TERMINATION."

         (E)  INVOLUNTARY TERMINATION. "INVOLUNTARY TERMINATION" SHALL MEAN
(I) A TERMINATION BY THE COMPANY OF THE OPTIONEE'S EMPLOYMENT WITH OR SERVICES TO THE COMPANY OTHER THAN FOR "CAUSE" (AS DEFINED IN BELOW); (II) WITHOUT THE OPTIONEE'S CONSENT, A MATERIAL REDUCTION OF OR VARIATION IN THE OPTIONEE'S DUTIES, AUTHORITY OR RESPONSIBILITIES, RELATIVE TO THE OPTIONEE'S DUTIES, AUTHORITY OR RESPONSIBILITIES AS IN EFFECT IMMEDIATELY PRIOR TO SUCH REDUCTION OR VARIATION; (III) WITHOUT THE OPTIONEE'S CONSENT, A MATERIAL REDUCTION IN THE BASE SALARY OF THE OPTIONEE AS IN EFFECT IMMEDIATELY PRIOR TO SUCH REDUCTION;
(IV) WITHOUT THE OPTIONEE'S CONSENT, A MATERIAL REDUCTION BY THE COMPANY IN THE KIND OR LEVEL OF EMPLOYEE BENEFITS TO WHICH THE OPTIONEE WAS ENTITLED IMMEDIATELY PRIOR TO SUCH REDUCTION, WITH THE RESULT THAT THE OPTIONEE'S

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OVERALL BENEFITS PACKAGE IS MATERIALLY REDUCED; OR (V) WITHOUT THE OPTIONEE'S
CONSENT, THE RELOCATION OF THE OPTIONEE TO A FACILITY OR A LOCATION MORE THAN ONE HUNDRED (100) MILES FROM THE OPTIONEE'S THEN PRESENT LOCATION.

         (F) CAUSE. "CAUSE" SHALL MEAN (I) THE OPTIONEE'S CONTINUED FAILURE TO SUBSTANTIALLY PERFORM THE PRINCIPAL DUTIES AND OBLIGATIONS OF HIS OR HER POSITION WITH THE COMPANY (OTHER THAN ANY SUCH FAILURE RESULTING FROM DISABILITY), WHICH FAILURE IS NOT REMEDIED IN A REASONABLE PERIOD OF TIME AFTER RECEIPT OF WRITTEN NOTICE FROM THE COMPANY; (II) ANY ACT OF PERSONAL DISHONESTY, FRAUD OR MISREPRESENTATION TAKEN BY THE OPTIONEE WHICH WAS INTENDED TO RESULT IN SUBSTANTIAL GAIN OR PERSONAL ENRICHMENT OF THE OPTIONEE AT THE EXPENSE OF THE COMPANY OR ITS CUSTOMERS; (III) THE OPTIONEE'S VIOLATION OF A FEDERAL OR STATE LAW OR REGULATION APPLICABLE TO THE COMPANY'S BUSINESS WHICH VIOLATION WAS OR IS REASONABLY LIKELY TO BE MATERIALLY INJURIOUS TO THE COMPANY; (IV) THE OPTIONEE'S CONVICTION OF A FELONY OR A PLEA OF NOLO CONTENDERE UNDER THE LAWS OF THE UNITED STATES OR ANY STATE; OR (V) THE OPTIONEE'S MATERIAL BREACH OF THE TERMS OF ANY MATERIAL AGREEMENT WITH THE COMPANY.]

         5.   RESTRICTION ON TRANSFER. Except for the escrow described in
Section 6 or the transfer of the Shares to the Company or its assignees contemplated by this Agreement, none of the Shares or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way until such Shares are released from the Company's Repurchase Option in accordance with the provisions of this Agreement, other than by will or the laws of descent and distribution.

         6.   ESCROW OF SHARES.

         (a) To ensure the availability for delivery of the Purchaser's Unreleased Shares upon repurchase by the Company pursuant to the Repurchase Option, the Purchaser shall, upon execution of this Agreement, deliver and deposit with an escrow holder designated by the Company (the "Escrow Holder") the share certificates representing the Unreleased Shares, together with the stock assignment duly endorsed in blank, attached hereto as EXHIBIT A-2. The Unreleased Shares and stock assignment shall be held by the Escrow Holder, pursuant to the Joint Escrow Instructions of the Company and Purchaser attached hereto as EXHIBIT A-3, until such time as the Company's Repurchase Option expires.

         (b) The Escrow Holder shall not be liable for any act it may do or omit to do with respect to holding the Unreleased Shares in escrow while acting in good faith and in the exercise of its judgment.

         (c) If the Company or any assignee exercises the Repurchase Option hereunder, the Escrow Holder, upon receipt of written notice of such exercise from the proposed transferee, shall take all steps necessary to accomplish such transfer.

         (d) When the Repurchase Option has been exercised or expires unexercised or a portion of the Shares has been released from the Repurchase Option, upon request the Escrow Holder shall promptly cause a new certificate to be issued for the released Shares and shall deliver the certificate to the Company or the Purchaser, as the case may be.

         (e) Subject to the terms hereof, the Purchaser shall have all the rights of a shareholder with respect to the Shares while they are held in escrow, including without limitation,

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the right to vote the Shares and to receive any cash dividends declared thereon.
If, from time to time during the term of the Repurchase Option, there is (i) any stock dividend, stock split or other change in the Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities to which the Purchaser is entitled by reason of the Purchaser's ownership of the Shares shall be immediately subject to this escrow, deposited with the Escrow Holder and included thereafter as "Shares" for purposes of this Agreement and the Repurchase Option.

         7. LEGENDS. The share certificate evidencing the Shares, if any, issued hereunder shall be endorsed with the following legend (in addition to any legend required under applicable state securities laws):

              THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE CORPORATE SECRETARY OF THE COMPANY.

         8. ADJUSTMENT FOR STOCK SPLIT. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares that may be made by the Company after the date of this Agreement.

         9. TAX CONSEQUENCES. The Purchaser has reviewed with the Purchaser's own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Purchaser understands that the Purchaser (and not the Company) shall be responsible for the Purchaser's own tax liability that may arise as a result of the transactions contemplated by this Agreement. The Purchaser understands that Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), taxes as ordinary income the difference between the purchase price for the Shares and the Fair Market Value of the Shares as of the date any restrictions on the Shares lapse. In this context, "restriction" includes the right of the Company to buy back the Shares pursuant to the Repurchase Option. The Purchaser understands that the Purchaser may elect to be taxed at the time the Shares are purchased rather than when and as the Repurchase Option expires by filing an election under Section 83(b) of the Code with the IRS within 30 days from the date of purchase. The form for making this election is attached as EXHIBIT A-4 hereto.

                  THE PURCHASER ACKNOWLEDGES THAT IT IS THE PURCHASER'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PURCHASER'S BEHALF.




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         10.  GENERAL PROVISIONS.

         (a) This Agreement shall be governed by the internal substantive laws, but not the choice of law rules of California. This Agreement, subject to the terms and conditions of the Plan and the Notice of Grant, represents the entire agreement between the parties with respect to the purchase of the Shares by the Purchaser. Subject to Section 15(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

         (b) Any notice, demand or request required or permitted to be given by either the Company or the Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

         Any notice to the Escrow Holder shall be sent to the Company's address with a copy to the other party hereto.

          (c) The rights of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns. The rights and obligations of the Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

         (d) Either party's failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party's right to assert any other legal remedy available to it.

         (e) The Purchaser agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

         (f) PURCHASER ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO SECTION 4 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED OR PURCHASING SHARES HEREUNDER). PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH PURCHASER'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE PURCHASER'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

         By Purchaser's signature below, Purchaser represents that he or she is familiar with the terms and provisions of the Plan, and hereby accepts this Agreement subject to all of the terms and

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provisions thereof. Purchaser has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Purchaser agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Agreement. Purchaser further agrees to notify the Company upon any change in the residence indicated in the Notice of Grant.


DATED:
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PURCHASER:                                  COPART, INC.


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Signature                                   By

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Print Name                                  Title


















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